Exhibit 8.1

September 17, 2010

StoneMor Partners L.P.

311 Veterans Highway, Suite B

Levittown, PA 19056

Re:	StoneMor Partners L.P. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for StoneMor Partners L.P. (the “Partnership”), a Delaware limited partnership, with respect to certain legal matters in connection with the offer and sale of common units representing limited partner interests in the Partnership. We have also participated in the preparation of a Prospectus Supplement dated September 16, 2010 (the “Prospectus Supplement”), a Registration Statement on Form S-3, No. 333-144453, filed on December 7, 2007 (the “Prospectus”), and a Registration Statement on Form S-3, No. 333-169435, filed on September 16, 2010 pursuant to Rule 462(b) of the Securities Act of 1933, as amended (together with the Prospectus, the “Registration Statements”). In connection therewith, we prepared the discussions (the “Discussions”) set forth under the caption “Material Tax Considerations” in the Prospectus and under the caption “Tax Considerations” in the Prospectus Supplement.

All statements of legal conclusions contained in the Discussions, unless otherwise noted, are our opinion with respect to the matters set forth therein as of the date hereof. In addition, we are of the opinion that the Discussions with respect to those matters as to which no legal conclusions are provided are accurate discussions of such federal income tax matters (except for the representations and statements of fact by the Partnership and its general partner, included in the Discussions, as to which we express no opinion).

We hereby consent to the filing of this opinion of counsel as Exhibit 8.1 to the Current Report on Form 8-K of the Partnership dated on or about the date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statements and to the reference to our firm in the Prospectus Supplement and the Prospectus. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Very truly yours,

/s/ VINSON & ELKINS L.L.P.

Vinson & Elkins L.L.P.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	First City Tower, 1001 Fannin Street, Suite 2500 Houston, TX 77002-6760 Tel 713.758.2222 Fax 713.758.2346 www.velaw.com